        THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT
                        TO RULE 901(D) OF REGULATION S-T
     ------------------------------------------------------------------------



                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        -----------------------------------

                                    FORM 8-K

                                  Current Report

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                                November 28, 1995
                                -----------------
                                  Date of Report


                             BAXTER INTERNATIONAL INC.
                             -------------------------
              (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                  (State or other jurisdiction of incorporation)


              1-4448                                     36-0781620
---------------------------------------       ---------------------------------
     (Commission file number)                 (IRS Employer Identification No.)


One Baxter Parkway, Deerfield, Illinois                     60015
---------------------------------------       ----------------------------------
(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code:  (708) 948-2000




______________________________________________________________________________
                                 (Page 1 of 6 pages)

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Item 5.  Other Events.

     On November 28, 1995, the Registrant issued a press release; the text of which is attached hereto.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BAXTER INTERNATIONAL INC.
                                       -------------------------------
                                                    (Registrant)



                                      By: /s/ A. Gerard Sieck
                                          ----------------------------
                                          A. Gerard Sieck
                                          Secretary

Date:  November 28, 1995

FOR IMMEDIATE RELEASE:
----------------------

News Media Contacts:          Jill Carter (708) 948-4555
                              Mary Thomas (708) 948-2815

Investor Relations Contacts:  Neville Jeharajah (708) 948-2875
                              Jessica Fisher (708) 948-4639



                BAXTER INTERNATIONAL TO CREATE TWO PUBLIC COMPANIES:
                 $5-BILLION GLOBAL MEDICAL-TECHNOLOGY COMPANY AND
                  $5-BILLION HEALTH-CARE COST MANAGEMENT COMPANY


     DEERFIELD, Ill., November 28, 1995 -- Baxter International's board of directors has approved a plan to create two $5-billion entities, a global medical- technology company and a health-care cost management company, Baxter's Chairman and Chief Executive Officer Vernon R. Loucks Jr. announced today.

     The medical-technology company will continue to be known as Baxter International Inc. It will consist of the company's high-growth medical-technology and international businesses, which include biotechnology, renal therapy, cardiovascular medicine, international hospital and intravenous systems.

     The health-care cost management company will consist of Baxter's cost management, U.S. distribution and surgical products operations and will provide an array of products and cost-saving services to health-care providers.

     "This is another example of our commitment to maximizing shareholder value," said Loucks, who will continue as Baxter's chairman and chief executive officer. "The global medical-technology company will place greater emphasis on international expansion and technological innovation. The health-care cost management company, as an independent entity, can more rapidly expand its portfolio of products and services to help customers reduce total health-care costs. This transaction will enhance the value of both businesses, giving them more financial flexibility to make the appropriate investments for generating the highest return to shareholders."

     More than half the sales of Baxter's global medical-technology businesses come from international markets, where growth rates are double those in the United States. In addition, more than 80 percent of Baxter's nearly $1 billion in annual research-and-development and capital expenditures are invested in these businesses.

     Lester B. Knight, Baxter executive vice president, will become chief executive officer of the new cost management company. Knight, a member of Baxter's office of the chief executive and board of directors, is the key architect of Baxter's cost management strategy. For the past three years, he has been responsible for leading the operations that will make up the cost management company.

     "I am very excited about the opportunity to lead this innovative and dynamic health-care cost management company," Knight said. "We have demonstrated that by aligning employee incentives with customer goals, we can significantly reduce health-care costs. We will maintain our focus on developing cost-saving services and product-delivery systems to meet the demands of customers in the new managed-care environment."

     Harry M. Kraemer, Baxter senior vice president and chief financial officer, said, "For the past two years we have concentrated on generating cash flow, consistently growing net income and delivering our financial commitments. As a result, we have generated greater shareholder value. We believe the creation of these two new companies will provide even higher returns to Baxter shareholders in the coming years."

     The transaction will take the form of a tax-free distribution to Baxter shareholders of a new publicly traded stock for the health-care cost management company. Baxter will file an application to list the stock of the new company on the New York Stock Exchange, Inc. Full details, including the stock distribution ratio, remain to be determined. CS First Boston and Lehman Brothers are Baxter's financial advisors on this transaction, which is expected to be completed in 1996.

     Baxter International, through its subsidiaries, is the leading manufacturer and marketer of health-care products and services to health-care providers in nearly 100 countries.


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